Exhibit 99.2

Intellicheck Mobilisa Appoints William H. Roof, Ph.D. Chief Executive Officer

Company to Host Conference Call on September 23, 2014 at 1:00 PM ET/10:00 AM PT

PORT TOWNSEND, WA – September 22, 2014 – Intellicheck Mobilisa, Inc. (NYSE MKT:IDN), a global leader in identity solutions and wireless security systems, appointed William H. Roof, Ph.D., its current Chief Operating Officer, to the roles of President and Chief Executive Officer, effective October 1, 2014. Dr. Roof will replace Nelson Ludlow, Ph.D., who will be retiring from the Company. Upon his retirement, Dr. Ludlow will become a Strategic and Technical Advisor to the Company. Additionally, Bonnie Ludlow will retire from the position of Senior Vice President and will serve as a Government Contracting Advisor to the Company, effective the same day. Both Nelson and Bonnie Ludlow are resigning their positions on the Board of Directors effective September 30 as well.

Dr. Roof, who has more than 30 years of engineering and leadership experience in the civilian and military sectors, rejoined Intellicheck Mobilisa in August after previously serving as the Company’s Senior Vice President and Chief Scientist from May 2009 to April 2011.

Admiral Michael D. Malone, Chairman of Intellicheck Mobilisa, said, “Dr. Bill Roof has a strong resume in leading technical teams. He has a Ph.D. from the Naval Postgraduate School in software engineering, and has worked at Intellicheck Mobilisa before and has a keen understanding of the business. The Board unanimously chose Bill to lead the Company after Nelson’s forthcoming retirement. We have full confidence in Bill’s capabilities and believe that he is the right person to lead our technology company.”

Dr. Ludlow said, “I congratulate Bill Roof on his promotion to CEO. This was the logical choice for the Company; he knows our products, he knows our clients and he knows our business. I feel confident in his ability to take Intellicheck Mobilisa to the next level.”

Dr. Roof added, “I wish to thank the Board for their confidence. I look forward to continuing the new initiatives the Company began in 2014, with focus on recurring revenues and a larger professional sales force. With the recent addition of two new Board members, I particularly look forward to expanding our efforts in law enforcement. The Fugitive Finder product shows great promise. We will investigate and potentially pursue new markets such as health care, pharmacies and education. I look forward to speaking with our shareholders on the conference call tomorrow.”

Intellicheck Mobilisa will be hosting a conference call on September 23, 2014 at 1:00 pm ET/10:00 am PT to discuss the change in management. To listen to the conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037. For those unable to participate in the live conference, a recording will be available for 48 hours after the call. The rebroadcast can be accessed by dialing 877-660-6853 and 201-612-7415 for international callers. The conference replay ID is 13591620.

The conference call will also be simultaneously webcast, and can be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=173226. The webcast will be available for 14 days following the conference call.

About Intellicheck Mobilisa

Intellicheck Mobilisa is a leading technology company providing wireless technology and identity systems for various applications, including mobile and handheld access control and security systems for the government, military and commercial markets. Products include the Defense ID system, an advanced ID card access control product currently protecting military bases and secure federal locations; ID Check, a patented technology that instantly reads, analyzes, and verifies encoded data in magnetic stripes and barcodes on government-issued IDs, designed to improve the Customer Experience for the financial, hospitality and retail sectors; barZapp™, an ID-checking mobile app that allows a user’s smartphone to check an ID card. For more information on Intellicheck Mobilisa, please visit www.icmobile.com.

Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. When used in this press release, words such as “will,” “believe,” “expect,” “anticipate,” “encouraged,” and similar expressions, as they relate to the company or its management, as well as assumptions made by and information currently available to the company’s management identify forward-looking statements. Actual results may differ materially from the information presented here. Additional information concerning forward-looking statements is contained under the heading of risk factors listed from time to time in the company’s filings with the SEC. We do not assume any obligation to update the forward-looking information.

Contact:

Dian Griesel Int'l.
Investor Relations:
Cheryl Schneider, 212-825-3210
or
Media Relations:
Enrique Briz, 212-825-3210